Exhibit 3.5

The International Business Companies Act

Company Limited by Shares

MEMORANDUM OF ASSOCIATION

OF

CELTIC PACIFIC (UK) TWO LIMITED

1. The name of the Company is CELTIC PACIFIC (UK) TWO LIMITED.

2. The registered office of the Company will be situate in The Chambers of Messrs. McKinney, Bancroft & Hughes, Mareva House, 4 George Street, Nassau, Bahamas.

3. The registered agent of the Company will be Messrs. McKinney, Bancroft & Hughes, Mareva House, 4 George Street, Nassau, Bahamas.

4. The object or purpose for which the Company is established is to engage in any act or activity that is not prohibited under any law for the time being in force in The Commonwealth of the Bahamas.

5.(1) The Company may not

(a)	carry on business with persons resident in the Commonwealth of the Bahamas;

(b)	own an interest in real property situate in the Commonwealth of the Bahamas, other than a lease referred to in paragraph (e) of subclause (2) of this clause;

(c)	carry on banking or trust business as defined by the Banks and Trust Companies Regulation Act;

(d)	carry on business as an insurance or a reinsurance company; or

(e)	carry on the business of providing the registered office for companies.

(2)	For the purposes of paragraph (a) subclause (1) of this clause, the Company shall not be treated as carrying on business with persons resident in the Commonwealth of the Bahamas if:

(a)	it makes or maintains deposits with a person carrying on business within the Commonwealth of the Bahamas;

(b)	it makes or maintains professional contact with counsel and attorneys, accountants, bookkeepers, trust companies, management companies, investment advisers or other similar persons carrying on business within the Commonwealth of the Bahamas;

(c)	it prepares or maintains books and records within the Commonwealth of the Bahamas;

(d)	it holds, within the Commonwealth of the Bahamas, meetings of its directors or members;

(e)	it holds a lease of property for use as an office from which to communicate with members or where books and records of the company are prepared or maintained;

(f)	it holds shares, debt obligations or other securities in a company incorporated under this Act or under the Companies Act;

(g)	shares, debt obligations or other securities in the company are owned by any person resident in the Commonwealth of the Bahamas or by any company incorporated under this Act or under the Companies Act; or

(h)	it conducts any of its operations with a person without knowing or having reasonable cause to believe that such person is a person resident in The Bahamas.

6. The liability of the members is limited.

7. Shares in the Company shall be issued in the currency of the United States of America.

8. The authorised capital of the Company is Five thousand dollars (5,000) and is made up of one class of shares divided into Five thousand (5,000) shares of the par value of One dollar (1) each with one vote for each share.

9. The designations, powers, preferences, rights, qualifications, limitations and restrictions of each class and series of shares that the Company is authorised to issue shall be fixed by resolution of directors, but the directors shall not allocate different rights as to voting, dividends, redemption or distributions on liquidation unless the Memorandum of Association shall have been amended to create separate classes of shares and all the aforesaid rights as to voting, dividends, redemption and distributions shall be identified in each separate class.

10. The directors of the Company are to be granted authority to issue shares as registered shares or to bearer as they may determine by resolution of the directors.

11. In the event that shares are issued to bearer such shares may be exchanged for registered shares and the registered shares may be exchanged for shares issued to bearer.

12. In the event that shares are issued to bearer, a required notice shall be properly served on the members holding shares issued to bearer if the notice, information or written statement is published in a newspaper circulated in the Commonwealth of the Bahamas and a newspaper circulated in the place where the Company has its principal office.

13. Registered Shares in the Company may be transferred subject to the prior or subsequent approval of the Company as evidenced by a resolution of directors or by a resolution of members.

14. The Company may amend its Memorandum of Association and Articles of Association by a resolution of members or by resolution of directors.

WE, McKINNEY NOMINEES LIMITED and HUGHES COMPANY LIMITED, both of Mareva House, 4 George Street, Nassau, Bahamas, for the purpose of incorporating an International Business Company under the laws of the Commonwealth of the Bahamas, hereby subscribe our names to this Memorandum of Association the 26th day of October, 2000 in the presence of:

Subscribers

/s/ Hartis E. Pinder	/s/ M. M. Knowles
Hartis E. Pinder	M. M. Knowles
Vice President	Assistant Secretary

McKINNEY NOMINEES LIMITED

/s/ Hartis E. Pinder	/s/ M. M. Knowles
Hartis E. Pinder	M. M. Knowles
Vice President	Assistant Secretary

HUGHES COMPANY LIMITED

Witness:	COMMONWEALTH OF THE BAHAMAS Registrar General’s Department
/s/ Kendra Laidlaw	I certify the foregoing to be a true copy of the original document.
Kendra Laidlaw
Mareva House
4 George Street	[Signature of Assistant Registrar General]
Nassau, Bahamas
Company Secretary
JAN 28 2008

COMMONWEALTH OF THE BAHAMAS

New Providence

Dated the 26th day of October, 2000

ARTICLES OF ASSOCIATION

OF

CELTIC PACIFIC (UK) TWO LIMITED

McKinney, Bancroft & Hughes

Attorneys-at-Law

Chambers

Nassau, Bahamas

CELTIC PACIFIC (UK) TWO LIMITED

Reg. No.: 115650

(“the Company”)

IN ACCORDANCE with Section 25(1) of The International Business Companies Act, 2000 and the Memorandum and Articles of Association of the Company, the following resolutions were approved, ratified, and confirmed, it was:

RESOLVED that the authorised capital of the Company be increased from US$5,000.00 divided into 5,000 Shares of US$1.00 each to US$10,000.00 divided into 10,000 Shares of US$1.00 each with one vote for each share by the creation of 5000 new shares of US$1.00 each such new share to rank pari passu in all respects with the existing shares of the Company.

RESOLVED that Clause 8 of the Memorandum of Association of the Company be hereby amended accordingly.

CERTIFICATE

I, Susan Sinclair, Secretary of CELTIC PACIFIC (UK) TWO LIMITED, hereby certify the foregoing to be a true and correct copy of a resolution of directors of CELTIC PACIFIC (UK) TWO LIMITED, dated the 28th day of January, A. D., 2008.

AS WITNESS my hand and the Common
Seal of the Company this 28th day of
January A. D., 2008.

/s/ Susan Sinclair Susan Sinclair
Secretary,

CELTIC PACIFIC (UK) TWO LIMITED

[Seal of Registrar General Dept.
JAN 28 2008
Nassau, Bahamas]

Registrar General
Nassau, Bahamas

No. 115,650 B

CELTIC PACIFIC (UK) TWO LIMITED

Certificate of Resolution

RESOLVED that the Memorandum of Association of the Company be hereby amended by deleting Clauses 2. and 3. and substituting therefor the following:

“2.	The registered office of the Company will be situate at the offices of M B & H Corporate Services Ltd., Mareva House, 4 George Street, Nassau, Bahamas.

3.	The registered agent of the Company will be M B & H Corporate Services Ltd., Mareva House, 4 George Street, Nassau, Bahamas.”

We, HUGHES COMPANY LIMITED, Assistant Secretary of CELTIC PACIFIC (UK) TWO LIMITED hereby certify that the foregoing is a true and correct copy of the Resolution passed by the Directors of the Company on the 8th day of May, 2003.

AS WITNESS my hand and the
Seal of the Company this 8th day of
May, 2003.

/s/ Vice President	/s/ Secretary
Vice President	Secretary
HUGHES COMPANY LIMITED
Assistant Secretary

[Seal of Registrar General Dept.

Nassau, Bahamas]

The International Business Companies Act

Company Limited by Shares

ARTICLES OF ASSOCIATION

OF

CELTIC PACIFIC (UK) TWO LIMITED

Preliminary

1. In these Articles, if not inconsistent with the subject or context, the words and expressions standing in the first column of the following table shall bear the meanings set opposite them respectively in the second column thereof.

Words	Meanings

capital	The sum of the aggregate par value of all outstanding shares with par value of the Company and shares with par value held by the Company as treasury shares plus

(a) the aggregate of the amounts designated as capital of all outstanding shares without par value of the Company and shares without par value held by the Company as treasury shares, and

(b) the amounts as are from time to time transferred from surplus to capital by a resolution of directors.

member	A person who holds shares in the Company.

register of members	Shall mean the share register.

person	An individual, a corporation, a trust, the estate of a deceased individual, a partnership or an unincorporated association of persons.

resolution of directors

(a)    A Resolution approved at a duly constituted meeting of directors of the Company or of a committee of directors of the Company by the affirmative vote of a simple majority of the directors present who voted and did not abstain where the meeting was called on proper notice or, if on short notice, if those directors not present have waived notice; or

(b) a resolution consented to in writing by all directors or of all members of the committee, as the case may be.

Words	Meanings

resolution of members

(a)    A resolution approved at a duly constituted meeting of the members of the Company by the affirmative vote of

(i)     a simple majority of the votes of the shares which were present at the meeting and entitled to vote thereon and were voted and not abstained, or

(ii)    a simple majority of the votes of each class or series of shares which were present at the meeting and entitled to vote thereon as a class or series and were voted and not abstained and of a simple majority of the votes of the remaining shares entitled to vote thereon which were present at the meeting and were voted and not abstained; or

(b)    a resolution consented to in writing by

(i)     an absolute majority of the votes of shares entitled to vote thereon, or

(ii)    an absolute majority of the votes of each class or series of shares entitled to vote thereon as a class or series and of an absolute majority of the votes of the remaining shares entitled to vote thereon.

securities	Shares and debt obligations of every kind, and options, warrants and rights to acquire shares, or debt obligations.

surplus	The excess, if any, at the time of the determination of the total assets of the Company over the aggregate of its total liabilities, as shown in its books of account, plus the Company’s capital.

the Memorandum	The Memorandum of Association of the Company as originally framed or as from time to time amended.

the Act	The International Business Companies Act 1989 (No. 2 of 1990).

the Seal	The Common Seal of the Company.

these Articles	These Articles of Association as originally framed or as from time to time amended.

treasury shares	Shares in the Company that were previously issued but were repurchased, redeemed or otherwise acquired by the Company and not cancelled.

“Written” or any term of like import includes words typewritten, printed, painted, engraved, lithographed, photographed or represented or reproduced by any mode of representing or reproducing words in a visible form, including telex, telegram, cable or other form of writing produced by electronic communication.

Save as aforesaid any words or expressions defined in the Act shall bear the same meaning in these Articles.

Whenever the singular or plural number, or the masculine, feminine or neuter gender is used in these Articles, it shall equally, where the context admits, include the others.

A reference in these Articles to voting in relation to shares shall be construed as a reference to voting by members holding the shares except that it is the votes allocated to the shares that shall be counted and not the number of members who actually voted and a reference to shares being present at a meeting shall be given a corresponding construction.

A reference to money in these Articles is a reference to the currency of the United States of America unless otherwise stated.

SHARES, AUTHORISED CAPITAL AND CAPITAL

2. The Company shall issue to every member holding shares in the Company a certificate either (a) under the signatures of two directors or officers or (b) under the seal and the signature of one director or officer specifying the share or shares held by him and the signature of the director or officer and the seal may be facsimiles.

3. Any member receiving a share certificate for shares shall indemnify and hold the Company and its directors and officers harmless from any loss or liability which it or they may incur by reason of wrongful or fraudulent use or representation made by any person by virtue of the possession thereof. If a share certificate for shares is worn out or lost it may be renewed on production of the worn out certificate or on satisfactory proof of its loss together with such indemnity as may be required by a resolution of directors.

4. If several persons are registered as joint holders of any shares, any one of such persons may give an effectual receipt for any dividend payable in respect of such shares.

5. Subject to the provisions of these Articles and any resolution of members the unissued shares of the Company shall be at the disposal of the directors who may without prejudice to any rights previously conferred on the holders of any existing shares or class or series of shares, offer, allot, grant options over or otherwise dispose of the shares to such persons, at such times and upon such terms and conditions as the Company may by resolution of directors determine.

6. Shares in the Company shall be issued for money, services rendered, personal property, an estate in real property, a promissory note or other binding obligation to contribute money or property or any combination of the foregoing as shall be determined by a resolution of directors.

7. Shares in the Company may be issued for such amount of consideration as the directors may from time to time by resolution of directors determine, except that in the case of shares with par value, the amount shall not be less than the par value, and in the absence of fraud the decision of the directors as to the value of the consideration received by the Company in respect of the issue is conclusive unless a question of law is involved. The consideration in respect of the shares constitutes capital to the extent of the par value and the excess constitutes surplus.

8. A share issued by the Company upon conversion of, or in exchange for, another share or a debt obligation or other security in the Company, shall be treated for all purposes as having been issued for money equal to the consideration received or deemed to have been received by the Company in respect of the other share, debt obligation or security.

9. Treasury shares may be disposed of by the Company on such terms and conditions (not otherwise inconsistent with these Articles) as the Company may by resolution of directors determine.

10. The Company may issue fractions of a share and a fractional share shall have the same corresponding fractional liabilities, limitations, preferences, privileges, qualifications, restrictions, rights and other attributes of a whole share of the same class or series of shares.

11. Upon the issue by the Company of a share without par value, the consideration in respect of the share constitutes capital to the extent designated by the directors and the excess constitutes surplus, except that the directors must designate as capital an amount of the consideration that is at least equal to the amount that the share is entitled to as a preference, if any, in the assets of the Company upon liquidation of the Company.

12. The Company may purchase, redeem or otherwise acquire and hold its own shares but no purchase, redemption or other acquisition which shall constitute a reduction in capital shall be made otherwise than in compliance with Articles 28 and 29.

13. Shares that the Company purchases, redeems or otherwise acquires pursuant to Article 12 may be cancelled or held as treasury shares unless the shares are purchased, redeemed or otherwise acquired out of capital and would otherwise infringe upon the requirements of Articles 28 and 29, or to the extent that such shares are in excess of 80 percent of the issued shares of the Company in which case they shall be cancelled but they shall be available for reissue. Upon the cancellation of a share, the amount included as capital of the Company with respect to that share shall be deducted from the capital of the Company.

14. Where shares in the Company are held by the Company as treasury shares or are held by another company of which the Company holds, directly or indirectly, shares having more than 50 percent of the votes in the election of directors of the other company, such shares of the Company are not entitled to vote or to have dividends paid thereon and shall not be treated as outstanding for any purpose except for purposes of determining the capital of the Company.

15. No invitation shall be issued to the public by the Company or the directors for the time being thereof to subscribe for any shares or debentures of the Company.

16. No notice of a trust, whether expressed, implied or constructive, shall be entered in the share register.

TRANSFER OF SHARES

17. Subject to any limitations in the Memorandum, registered shares in the Company may be transferred by a written instrument of transfer signed by the transferor and containing the name and address of the transferee, but in the absence of such written instrument of transfer the directors may accept such evidence of a transfer of shares as they consider appropriate. The Directors may decline to register any transfer of shares without assigning any reason therefor.

18. The Company shall not be required to treat a transferee of a registered share in the Company as a member until the transferee’s name has been entered in the share register.

19. Subject to the approval of the Directors, the Company must on the application of the transferor or transferee of a registered share in the Company enter in the share register the name of the transferee of the share save that the registration of transfers may be suspended and the share register closed at such times and for such periods as the Company may from time to time by resolution of Directors determine provided always that such registration shall not be suspended and the share register closed for more than 60 days in any period of 12 months.

TRANSMISSION OF REGISTERED SHARES

20. The executor or administrator of a deceased member, the guardian of an incompetent member or the trustee of a bankrupt member shall be the only person recognized by the Company as having any title to his share but they shall not be entitled to exercise any rights as a member of the Company until they have proceeded as set forth in the next following two Articles.

21. Any person becoming entitled by operation of law or otherwise to a share or shares in consequence of the death, incompetence or bankruptcy of any member may be registered as a member upon such evidence being produced as may reasonably be required by the directors. An application by any such person to be registered as a member shall for all purposes be deemed to be a transfer of shares of the deceased, incompetent or bankrupt member and the directors shall treat it as such.

22. Any person who has become entitled to a share or shares in consequence of the death, incompetence or bankruptcy of any member may, instead of being registered himself, request in writing that some person to be named by him be registered as the transferee of such share or shares and such request shall likewise be treated as if it were a transfer.

23. What amounts to incompetence on the part of a person is a matter to be determined by the court having regard to all the relevant evidence and the circumstances of the case.

BEARER SHARES

24. (1)	The Directors may issue bearer shares and upon any issue of bearer shares the Directors shall issue share certificates to be called bearer share certificates in respect of all the bearer shares issued which have been fully paid provided that the Directors shall in no case issue more than one bearer share certificate in respect of any one bearer share but otherwise may issue as many bearer share certificates as they may determine. Bearer shares and bearer share certificates shall be issued on the following terms and conditions.

(a)	Except as hereinafter provided, the bearer of a bearer share certificate shall be deemed to be a member of the Company and shall be entitled to the same privileges and advantages as he would have had if his name had been included in the Register of Members of the Company as holder of the shares comprised in the certificate.

(b)	No person being the bearer of a bearer share certificate shall be entitled (i) to sign a requisition calling a meeting or to give notice of intention to submit a resolution to a meeting or (ii) to attend or vote by himself or his proxy or exercise any privilege as a member at a meeting, unless he shall, in the first case, before or at the time of lodging such requisition or giving such notice of intention as aforesaid, or, in the second case, three days at least before the day fixed for the meeting, have deposited the certificate at the registered office of the Company or at such other place appointed by the Directors, and unless the Certificate shall remain so deposited until after the meeting or any adjournment thereof shall have been held.

(c)	Not more than one name shall be received as that of the bearer of a bearer share certificate.

(d)	To any person so depositing a bearer share certificate there shall be delivered a voucher subscribed by a director or the Secretary stating the name and address of that person and describing the shares included in the certificate so deposited, and bearing the date of issue of the voucher, and such voucher shall entitle him, or his proxy duly appointed to attend and vote at any general meeting held within three months from date of the voucher in the same way as if he were the registered holder of the shares specified in the voucher.

(e)	Upon delivery of the voucher to the Company the bearer of the voucher shall be entitled to receive forthwith the bearer share certificate in respect of which the voucher was given.

(f)	The bearer of a bearer share certificate shall not, save as provided in sub-paragraph (b) above, be entitled to exercise any right as a member, unless (if called upon by any director or the Secretary so to do) he produces the certificate and states his name and address.

(g)	The shares comprised in a bearer share certificate shall be transferred by the delivery of the certificate without any written transfer and without registration, and the provisions herein contained with reference to the transfer of and the lien of the Company on shares shall not apply.

(h)	Upon surrender of his bearer share certificate to the Company for cancellation, the bearer shall be entitled to have his name entered as a member in the Register of Members in respect of the shares comprised in the certificate, but the Company shall in no case be responsible for any loss or damage incurred by any person by reason of the Company entering in the Register upon the surrender of any bearer share certificate the name of any person not the true and lawful owner of such certificate.

(i)	Any notice to be given by the Company to the holder of bearer share certificates shall be deemed duly given by one publication in the Official Gazette of the Commonwealth of the Bahamas or by one advertisement in the Nassau Guardian newspaper.

(2)	Any person being the holder of shares in respect of which his name is entered in the Register of Members may apply in writing to the Directors to have his share converted into bearer shares, and upon producing to the Directors his share certificate and upon providing such affidavit, statutory declaration or other evidence of authentication as the Directors may require and upon paying such of the expenses incurred by the Company in the matter as the Directors may determine, such person shall be entitled to be issued with one or more bearer share certificates in the same manner and on the same terms and conditions as set out in paragraph (1) of this regulation. Upon issue of bearer share certificate in accordance with this regulation the Directors shall strike the name of the person to whom it has been issued from the Register of Members as if he had ceased to be a member and shall enter in the Register the details.

REDUCTION OR INCREASE IN AUTHORISED CAPITAL OR CAPITAL

25. The Company may by a resolution of directors amend the Memorandum to increase or reduce its authorised capital and in connection therewith the Company may in respect of any unissued shares increase or reduce the number of such shares, increase or reduce the par value of any such shares or effect any combination of the foregoing.

26. The Company may amend the Memorandum to

(a)	divide the shares, including issued shares of a class or series into a larger number of shares of the same class or series; or

(b)	combine the shares, including issued shares, of a class or series into a smaller number of shares of the same class or series, provided, however, that where shares are divided or combined under (a) or (b) of this Article, the aggregate par value of the new shares must be equal to the aggregate par value of the original shares.

27. The capital of the Company may by a resolution of directors be increased by transferring an amount of the surplus of the Company to capital, and, subject to the provisions of Articles 28 and 29 the capital of the Company may be reduced by transferring an amount of the capital of the Company to surplus.

28. No reduction of capital shall be effected that reduces the capital of the Company to an amount that immediately after the reduction is less than the aggregate par value of all outstanding shares with par value and all shares with par value held by the Company as treasury shares and the aggregate of the amounts designated as capital of all outstanding shares without par value and all shares without par value held by the Company as treasury shares that are entitled to a preference, if any, in the assets of the Company upon liquidation of the Company.

29. No reduction of capital shall be effected unless the directors determine that immediately after the reduction the Company will be able to satisfy its liabilities as they become due in the ordinary course of its business and that the realizable assets of the Company will not be less than its total liabilities, other than deferred taxes, as shown in the books of the Company and its remaining capital, and, in the absence of fraud, the decision of the directors as to the realizable value of the assets of the Company is conclusive, unless a question of law is involved.

30.	Where the Company reduces it capital under Article 25 the Company may

(a)	return to its members any amount received by the Company upon the issue of any of its shares;

(b)	purchase, redeem or otherwise acquire its shares out of capital; or

(c)	cancel any capital that is lost or not represented by assets having a realizable value.

BORROWING POWERS

31. The Directors may from time to time, at their discretion, raise or borrow or secure the payment of any sum or sums of money for the purposes of the Company.

32. The Directors may raise or secure the payment or repayment of such money in such manner and upon such terms and conditions in all respects as they think fit and in particular by the issue of bonds, mortgages, debentures or debenture stock perpetual or otherwise, notes or other obligations of the Company charged upon all or any part of the property of the Company (both present and future).

33. Debentures, debenture stock and other securities may be made assignable, free from any equities, between the Company and the person to whom the same may be issued.

MEETINGS AND CONSENTS OF MEMBERS

34. The directors of the Company may convene meetings of the members of the Company at such times and in such manner and places within or outside the Commonwealth of the Bahamas as the directors consider necessary or desirable.

35. Upon the written request of members holding 50 percent or more of the outstanding voting shares of the Company the directors shall convene a meeting of members.

36. The directors shall give not less than 7 days’ notice of meetings of members to those persons whose names on the date the notice is given appear as members in the share register of the Company except in the case of members holding shares issued to bearer notice shall be given in accordance with Article 108.

37. A meeting of members held in contravention of the requirement in Article 36 is valid

(a)	if members holding not less than 50 percent of the total number of shares entitled to vote on all matters to be considered at the meeting, or 90 percent of the votes of each class or series of shares where members are entitled to vote thereon as a class or series together with not less than a 90 percent majority of the remaining votes, have agreed to shorter notice of the meeting, or

(b)	if all members holding shares entitled to vote on all or any matters to be considered at the meeting have waived notice of the meeting and for this purpose presence at the meeting shall be deemed to constitute waiver.

38. The inadvertent failure of the directors to give notice of a meeting to a member, or the fact that a member has not received notice, does not invalidate the meeting.

39. A member may be represented at a meeting of members by a proxy who may speak and vote on behalf of the member.

40. The instrument appointing a proxy shall be produced at the place appointed for the meeting before the time for holding the meeting at which the person named in such instrument proposes to vote.

41. An instrument appointing a proxy shall be in substantially the following form or such other form as the Chairman of the meeting shall accept as properly evidencing the wishes of the member appointing the proxy.

(Name of Company)

                           I/We                                              being a member of the above Company with                     shares HEREBY APPOINT

                    of                                          or failing him                     of                                         to be my/our proxy to vote for me/us at the meeting of members to be held on the          day of          and at any adjournment thereof.

                (Any restrictions on voting to be inserted here.)

                Signed this          day of

Member

42.	The following shall apply in respect of joint ownership of shares:

(a)	if two or more persons hold shares jointly each of them may be present in person or by proxy at a meeting of members and may speak as a member;

(b)	if only one of the joint owners is present in person or by proxy he may vote on behalf of all joint owners; and

(c)	if two or more of the joint owners are present in person or by proxy they must vote as one.

43. A member shall be deemed to be present at a meeting of members if he participates by telephone or other electronic means and all members participating in the meeting are able to hear each other and recognise each other’s voice. A resolution in writing, in one or more parts, signed by all the members for the time being shall be as valid and effectual as if it had been passed at a General Meeting duly called and constituted.

44. A meeting of members is duly constituted if, at the commencement of the meeting, there are present in person or by proxy not less than 50 percent of the votes of the shares or class or series of shares entitled to vote on resolutions of members to be considered at the meeting. If a quorum be present, notwithstanding the fact that such quorum may be represented by only one person then such person may resolve any matter and a certificate signed by such person accompanied where such person be a proxy by a copy of the proxy form shall constitute a valid resolution of members.

45. If within two hours from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of members, shall be dissolved; in any other case it shall stand adjourned to the next business day at the same time and place or to such other time and place as the directors may determine, and if at the adjourned meeting there are present within one hour from the time appointed for the meeting in person or by proxy not less than one third of the votes of the shares or each class or series of shares entitled to vote on the resolutions to be considered by the meeting, those present shall constitute a quorum but otherwise the meeting shall be dissolved.

46. At every meeting of members, the President shall preside as Chairman of the meeting. If there is no President or if the President is not present at the meeting, the members present shall choose some one of their number to be the Chairman. If the members are unable to choose a chairman for any reason, then the person representing the greatest number of voting shares present in person or by prescribed form of proxy at the meeting shall preside as chairman failing which the oldest individual member or representative of a member present shall take the chair.

47. The Chairman may, with the consent of the meeting, adjourn any meeting from time to time, and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

48. At any meeting of the members the Chairman shall be responsible for deciding in such manner as he shall consider appropriate whether any resolution has been carried or not and the result of his decision shall be announced to the meeting and recorded in the minutes thereof. If the Chairman shall have any doubt as to the outcome of any resolution put to vote, he shall cause a poll to be taken of all votes cast upon such resolution, but if the Chairman shall fail to take a poll then any member present in person or by proxy who disputes the announcement by the Chairman of the result of any vote may immediately following such announcement demand that a poll be taken and the Chairman shall thereupon cause a poll to be taken. If a poll is taken at any meeting, the result thereof shall be duly recorded in the minutes of that meeting by the Chairman.

49. Any person other than an individual shall be regarded as one member and subject to Article 50 the right of any individual to speak for or represent such member shall be determined by the law of the jurisdiction where, and by the documents by which, the person is constituted or derives its existence. In case of doubt, the directors may in good faith seek legal advice from any qualified person and unless and until a court of competent jurisdiction shall otherwise rule the directors may rely and act upon such advice without incurring any liability to any member.

50. Any person other than an individual which is a member of the Company may by resolution of its directors or other governing body authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of members of the Company, and the person so authorised shall be entitled to exercise the same powers on behalf of the person which he represents as that person could exercise if it were an individual member of the Company.

51. The chairman of any meeting at which a vote is cast by proxy or on behalf of any person other than an individual may call for a notarially certified copy of such proxy or authority which shall be produced within 7 days of being so requested or the votes cast by such proxy or on behalf of such person shall be disregarded.

52. Directors of the Company may attend and speak at any meeting of members of the Company and at any separate meeting of the holders of any class or series of shares in the Company.

DIRECTORS

53. The first directors of the Company shall be elected by the subscribers to the Memorandum; and thereafter, subject to Article 58, the directors shall be elected by the members for such term as the members determine.

54. The minimum number of directors shall be one and the maximum number shall be seven.

55. Each director shall hold office until successor takes office or until his earlier death, resignation or removal.

56. A director may be removed from office, with or without cause, by a resolution of members.

57. A director may realign his office by giving written notice of his resignation to the Company and the resignation shall have effect from the date the notice is received by the Company or from such later date as may be specified in the notice.

58. The Directors shall have power at any time, and from time to time, to appoint any other qualified person as a director, neither to fill a causal vacancy or as an addition to the Board, so that the total number of Directors shall not any time exceed the maximum number fixed by these Articles.

59. With the prior or subsequent approval by a resolution of members, the directors may, by a resolution of directors, fix the emoluments of directors with respect to services to be rendered in any capacity to the Company.

60. A director shall not require a share qualification, and may be an individual or a company.

POWERS OF DIRECTORS

61. The business and affairs of the Company shall be managed by the directors who may pay all expenses incurred preliminary to and in connection with the formation and registration of the Company and may exercise all such powers of the Company as are not by the Act or by the Memorandum or these Articles required to be exercised by the members of the Company, subject to any delegation of such powers as may be authorised by these Articles and to such requirements as may be prescribed by a resolution of members, but no requirement made by a resolution of members shall prevail if it be inconsistent with these Articles nor shall such requirement invalidate any prior act of the directors which would have been valid if such requirement had not been made.

62. The directors may, by a resolution of directors, appoint any person, including a person who is a director, to be an officer or agent of the Company.

63. Every officer or agent of the Company has such powers and authority of the directors, including the power and authority to affix the Seal, as are set forth in these Articles or in the resolution of directors appointing the officer or agent, except that no officer or Agent has any power or authority with respect to fixing the emoluments of directors.

64. Any director which is a body corporate may appoint any person its duly authorised representative for the purpose of representing it at meetings of the Board of Directors or with respect to unanimous written consents.

65. The continuing directors may act notwithstanding any vacancy in their body, save that if their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum for a meeting of directors, the continuing directors or director may act only for the purpose of appointing directors to fill any vacancy that has arisen or summoning a meeting of members.

66. All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for moneys paid to the Company, shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as shall from time to time be determined by resolution of directors.

PROCEEDINGS OF DIRECTORS

67. The directors of the Company or any committee thereof may meet at such times and in such manner and places within or outside the Commonwealth of the Bahamas as the directors may determine to be necessary or desirable.

68. A director shall be deemed to be present at a meeting of directors if he participates by telephone or other electronic means and all directors participating in the meeting are able to hear each other and recognize each other’s voice. A resolution in writing, in one or more parts, signed by all Directors, shall be as valid and effectual as if it had been passed at a Meeting of the Directors duly called and constituted.

69. A director shall be given not less than 7 days’ notice of meetings of directors, but a meeting of directors held without 7 days’ notice having been given to all directors shall be valid if all the directors entitled to vote at the meeting who do not attend, waive notice of the meeting. The inadvertent failure to give notice of a meeting to a director, or the fact that a director had not received the notice, does not invalidate the meeting.

70. A meeting of directors is duly constituted for all purposes if at the commencement of the meeting there are present in person or by alternate two directors.

71. If the Company shall have only one director the provisions herein contained for meetings of the directors shall not apply but such sole director shall have full power to represent and act for the Company in all matters as are not by the Act or the Memorandum or these Articles required to be exercised by the members of the Company and in lieu of minutes of a meeting shall record in writing and sign a note or memorandum of all matters requiring a resolution of directors. Such a note or memorandum shall constitute sufficient evidence of each resolution for all purposes.

72. At every meeting of the directors the President shall preside as chairman of the meeting. If there is no President or if the President is not present at the meeting the Vice President shall preside. If there is no Vice President or if the Vice President is not present at the meeting the directors present shall choose some one of their number to be chairman of the meeting.

73. The directors shall cause the following corporate records to be kept but which need not be maintained at the registered office of the Company:

(a)	minutes of all meetings of directors, members, committees of directors, committees of officers and committees of members;

(b)	copies of all resolutions consented to by directors, members, committees of directors, committees of officers and committees of members; and

(c)	such other accounts and records as the directors by resolution of directors consider necessary or desirable in order to reflect the financial position of the Company.

74. The register of the Directors and Officers and the register of members or a copy thereof shall be kept at the registered office of the Company.

75. The directors may, by a resolution of directors, designate one or more committees, each consisting of one or more directors.

76. The Directors may delegate any of their powers to committees each consisting of two or more members of their body as they think fit. Any committee so formed shall, in the exercise of the powers so delegated, conform to any regulations that may from time to time be made or imposed upon it by the Directors.

77. The meetings and proceedings of each committee of directors consisting of 2 or more directors shall be governed mutatis mutandis by the provisions of these Articles regulating the proceedings of directors so far as the same are not superseded by any provisions in the resolution establishing the committee.

ALTERNATE DIRECTORS

78. Any Director may at any time appoint any person to be an alternate Director of the Company and may at any time remove any alternate Director so appointed by him. An alternate Director so appointed shall not be entitled to receive any remuneration from the Company but shall otherwise be subject to the provisions of those presents with regard to Directors. An alternate Director shall (subject to his giving to the Company an address at which notices may be served upon him) be entitled to receive notices of all meetings of the Board and to attend and vote as a Director at any such meeting at which the Director appointing him is not personally present and generally to perform all the functions of his appointor as a Director in the absence of such appointor. An alternate Director shall ipso facto cease to be an alternate Director if his appointor ceases for any reason to be a Director. All appointments and removals of alternate Directors shall be effected in writing under the hand of the Director making or revoking such appointment and lodged with the Secretary at the Company’s office.

MANAGING DIRECTOR

79. The members in general meeting or the Directors may from time to time appoint one or more of the Directors to be a Managing Director or Managing Directors of the Company either for a fixed term or without any limitation as to the period for which he or they is or are to hold such office and may from time to time remove or dismiss him or them from office and appoint another or others in his or their place or places.

80. The remuneration of a Managing Director shall from time to time be fixed by the Directors and may be by way of salary or commission or participation in profits or by any or all of those modes.

81. The Directors may from time to time entrust to and confer upon a Managing Director for the time being such of the powers exercisable under these presents by the Directors as they think fit and may confer such powers for such time and to be exercised for such objects and purposes and upon such terms and conditions and with such restrictions as they think expedient; and they may confer such powers either collaterally with, or to the exclusion of, and in substitution for all or any of the powers of the Directors in that behalf, and may from time to time revoke, withdraw or vary all or any of such powers.

OFFICERS

82. The Company may by resolution of directors appoint officers of the Company at such time as shall be considered necessary or expedient. Such officers may consist of a President and one or more Vice-Presidents, Secretary and one or more Assistant Secretaries and Treasurer and such other officers as may from time to time be deemed desirable. Any number of offices may be held by the same person.

83. The officers shall perform such duties as shall be prescribed at the time of their appointments subject to any modification in such duties as may be prescribed thereafter by resolution of directors or resolution of members, but in the absence of any specific allocation of duties it shall be the responsibility of the President to preside at meetings of directors and members and to manage the day to day affairs of the Company, the Vice Presidents to act in order of seniority in the absence of the President but otherwise to perform such duties as may be delegated to them by the President, the Secretary to maintain the share register, minutes books and records (other than financial records) of the Company and to ensure compliance with all procedural requirements imposed on the Company by applicable law, and the Treasurer to be responsible for the financial affairs of the Company.

84. The emoluments of all officers shall be fixed by resolution of directors.

85. The officers of the Company shall hold office until their successors are duly elected and qualified, but any officer elected or appointed by the directors may be removed at any time, with or without cause, by resolution of directors. Any vacancy occurring in any office of the Company may be filled by resolution of directors.

CONFLICT OF INTERESTS

86. If the requirements of Articles 87 or 88 are satisfied, no agreement or transaction between the Company and one or more of its directors or liquidators, or any person in which any Director or liquidator has a financial interest or to whom any director or liquidator is related, including as a director or liquidator of that other person, is void or voidable for this reason only or by reason only that the director or liquidator is present at the meeting of directors or liquidators or at the meeting of the committee of directors or liquidators that approves the agreement or transaction or that the vote or consent of the director or liquidator is counted for that purpose.

87. An agreement or transaction referred to in Article 86 is valid if:

(a)	the material facts of the interest of each director or liquidator in the agreement or transaction and his interest in or relationship to any other party to the agreement or transaction are disclosed in good faith or are known by the other directors or liquidators; and

(b)	the agreement or transaction is approved or ratified by a resolution of directors or liquidators that has been approved without consulting the vote or consent of any interested director or liquidator or by the unanimous vote or consent of all disinterested directors or liquidators if the votes or consents of all disinterested directors or liquidators are insufficient to approve a resolution of directors or liquidators.

88. An agreement or transaction referred to in Article 86 is valid if:

(a)	the material facts of the interest of each director or liquidator in the agreement or transaction and his interest in or relationship to any other party to the agreement or transaction are disclosed in good faith or are known by the members entitled to vote at a meeting of members; and

(b)	the agreement or transaction is approved or ratified by a resolution of members.

89. A director or liquidator who has an interest in any particular business to be considered at a meeting of directors, liquidators or members may be counted for purposes of determining whether the meeting is duly constituted.

INDEMNIFICATION

90. Subject to Article 91, the Company may indemnify against all expenses including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who:

(a)	is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, an officer or liquidator of the company; or

(b)	is or was, at the request of the Company, serving as a director, officer or liquidator of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise.

91. Article 90 only applies to a person referred to in that Article if the person acted honestly and in good faith with a view to the best interests of the Company and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful.

92. The decision of the directors as to whether the person acted honestly and in good faith and with a view to the best interests of the Company and as to whether the person had no reasonable cause to believe that his conduct was unlawful, is in the absence of fraud, sufficient for the purposes of these Articles, unless a question of law is involved.

93. The termination of any proceedings by any judgment, order, settlement, convictions or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the Company or that the person had reasonable cause to believe that his conduct was unlawful.

94. If a person referred to in Article 90 has been successful in defense of any proceedings referred to in that Article the person is entitled to be indemnified against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred by the person in connection with the proceedings.

95. The Company may purchase and maintain insurance in relation to any person who is or was a director, an officer or a liquidator of the Company, or who at the request of the Company is or was serving as a director, an officer or a liquidator of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not the Company has or would have had the power to indemnify the person against the liability under Article 90.

SEAL

96. The directors shall provide for the safe custody of the Seal. The Seal when affixed to any written instrument shall be witnessed by a director or any other person so authorised from time to time by resolution of directors. The directors may provide for a facsimile of the Seal and of the signature of any directors or authorised person which may be reproduced by printing or other means on any instrument and it shall have the same force and validity as if the Seal had been affixed to such instrument and the same had been signed as hereinbefore described. The Company may by resolution of directors authorise the adoption and use of one or more corporate seals for use outside the Commonwealth of the Bahamas.

DIVIDENDS

97. The Company may by a resolution of directors declare and pay dividends in money, shares or other property but dividends shall only be declared and paid out of surplus. In the event that dividends are paid in specie the directors shall have responsibility for establishing and recording in the resolution of directors authorizing the dividends, a fair and proper value for the assets to be so distributed.

98. The directors may from time to time pay to the members such interim dividends as appear to the directors to be justified by the profits of the Company.

99. The directors may, before declaring any dividend, set aside out of the profits of the Company such sum as they think proper as a reserve fund, and may invest the sum so set apart as a reserve fund upon such securities as they may select.

100. No dividend shall be declared and paid unless the directors determine that immediately after the payment of the dividend the Company will be able to satisfy its liabilities as they become due in the ordinary course of its business and the realizable value of the assets of the Company will not be less than the sum of its total liabilities, other than deferred taxes, as show in its books of account, and its capital. In the absence of fraud, the decision of the directors as to the realizable value of the assets of the Company is conclusive, unless a question of law is involved.

101. Notice of any dividend that may have been declared shall be given to each member in manner hereinafter mentioned and all dividends unclaimed for 3 years after having been declared may be forfeited by resolution of directions for the benefit of the Company.

102. No dividend shall bear interest as against the Company and no dividend shall be paid on shares described in Article 14.

103. A share issued as a dividend by the Company shall be treated for all purposes as having been issued for money equal to the surplus that is transferred to capital upon the issue of the share.

104. In the case of a dividend of authorised but unissued shares with par value, an amount equal to the aggregate par value of the shares shall be transferred from surplus to capital at the time of the distribution.

105. In the case of a dividend of authorised but unissued shares without par value, the amount designated by the directors shall be transferred from surplus to capital at the time of the distribution, except that the directors must designate as capital an amount that is at least equal to the amount that the shares are entitled to as a preference, if any, in the assets of the Company upon liquidation of the Company.

106. A division of the issued and outstanding shares of a class or series of shares into a large number of shares of the same class or series having a proportionately smaller par value does not constitute a dividend of shares.

RESERVES

107. The Directors may, before recommending any dividend, set aside out of the profits of the Company such sums as they think proper as a reserve fund to meet contingencies or for equalizing dividends or for special dividends or bonuses or the redemption of preference shares or for repairing, improving and maintaining any of the property of the Company and for such other purposes as the Directors shall in their absolute discretion think conducive to the interests of the Company and may invest the several sums so set aside upon such investments as they may think fit and from time to time deal with and vary such investments and dispose of all or any part thereof for the benefit of the Company and may divide the reserve fund into such special funds as they think fit and employ the reserve fund or any part thereof in the business of the Company and that without being bound to keep the same separate from the other assets.

NOTICES

108. Any notice, information or written statement to be given by the Company to members must be served in the case of members holding registered shares by mail addressed to each member at the address shown in the share register and in the case of members holding shares issued to bearer by publishing such notice, information or written statement in a newspaper circulated in the Commonwealth of the Bahamas and a newspaper circulated in the place where the Company has its principal office.

109. Any summons, notice, order, document, process, information or written statement to be served on the Company may be served by leaving it, or by sending it by registered mail addressed to the Company, at its registered office, or by leaving it with, or by sending it by registered mail to, the registered agent of the Company.

110. Service of any summons, notice, order, document, process, information or written statement to be served on the Company may be proved by showing that the summons, notice, order, document, process, information or written statement was mailed to such time as to admit to its being delivered in the normal course of delivery within the period prescribed for service and was correctly addressed and the postage was prepaid.

PENSION AND SUPERANNUATION FUNDS

111. The directors may establish and maintain or procure the establishment and maintenance of any non-contributors or contributory pension or superannuation funds for the benefit of, and give or procure the giving of donations, gratuities, pensions, allowances or emoluments to any persons who are or were at any time in the employment or service of the Company or any company which is a subsidiary of the Company or is allied to or associated with the Company or with any such subsidiary, or who are or were at any time as aforesaid or who hold or held any salaried employment or office in the Company or such other company, or any persons in whose welfare the Company or any such other company as aforesaid is or had been at any time interested, and to the wives, widows, families and dependents of any such person and may make payments for or towards the insurance of any such persons as aforesaid, and may do any of the matters aforesaid either alone or in conjunction with any such other company as aforesaid. Subject always to the proposal being approved by resolution of members, a director holding any such employment, or office shall be entitled to participate in and retain for his own benefit any such donation, gratuity, pension allowance or emolument.

ARBITRATION

112. Whenever any difference arises between the Company on the one hand and any of the members or their executors, administrators or assigns on the other hand, touching the true intent and construction or the incidence or consequences of these Articles or of the Act, touching anything done or executed, omitted or suffered in pursuance of the Act or touching any breach or alleged breach or otherwise relating to the premises or to these Articles, or to any Act effecting the Company or to any of the affairs of the Company such difference shall, unless the parties agree to refer the same to a single arbitrator, be referred to two arbitrators one to be chosen by each of the parties to the difference and the arbitrators shall before entering on the reference appoint an umpire.

113. If either party to the reference makes default in appointing an arbitrator either originally or by way of substitution (in the event that an appointed arbitrator shall die, be incapable of acting or refuse to act) for 10 days after the other party has given him notice to appoint the same, such other party may appoint an arbitrator to act in the place of the arbitrator of the defaulting party.

VOLUNTARY WINDING UP AND DISSOLUTION

114. If the Company has never issued shares it may voluntarily commence to wind up and dissolve by resolution of directors.

115. If the Company has previously issued shares, it may voluntarily commence to wind up and dissolve by resolution of members or by resolution of directors.

CONTINUATION

116. The Company may by resolution of members or by a resolution passed unanimously by all directors of the Company continue as a company incorporated under the laws of a jurisdiction outside the Commonwealth of the Bahamas in the manner provided under those laws.

WE, McKINNEY NOMINEES LIMITED AND HUGHES COMPANY LIMITED, both of Mareva House, 4 George Street, Nassau, Bahamas, for the purpose of incorporating an International Business Company under the laws of the Commonwealth of the Bahamas, hereby subscribe our names to these Articles of Association the 26th day of October, 2000 in the presence of:

Subscribers

/s/ Hartis E. Pinder	/s/ M. M. Knowles
Hartis E. Pinder	M. M. Knowles
Vice President	Assistant Secretary

McKINNEY NOMINEES LIMITED

/s/ Hartis E. Pinder	/s/ M. M. Knowles
Hartis E. Pinder	M. M. Knowles
Vice President	Assistant Secretary

HUGHES COMPANY LIMITED

Witness:

/s/ Kendra Laidlaw
Kendra Laidlaw
Mareva House
4 George Street
Nassau, Bahamas
Company Secretary

COMMONWEALTH OF THE BAHAMAS
Registrar General’s Department
I certify the foregoing to be a true copy of the original document.

[Signature of Assistant Registrar General]

JAN 28 2008